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                                                                    Exhibit 10.9

                   FIRST AMENDMENT TO OFFICE LEASE AGREEMENT


         This First Amendment to Office Lease Agreement (this "First Amendment") is executed this 29th day of January, 1998, by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and UNITED STATES DATA CORPORATION, a Delaware corporation ("Tenant").

                                   RECITALS:

         A. Carter-Crowley Properties, Inc., predecessor-in-interest to Landlord, and Tenant executed that certain Office Lease Agreement dated June, 1992 (the "Lease"), covering certain space therein designated as Suites 100, 1000, 1100, 1200 and 1300, collectively containing approximately 64,575 square feet of Rentable Area (the "Original Premises"), and located in an office building known as Palisades Central II, located at 2435 N. Central Expressway, Richardson, Texas (the "Building").

         B. Landlord and Tenant desire to amend and modify the Lease in certain respects as provided herein. Unless otherwise expressly provided herein, defined terms used herein shall have the same meanings as designated in the Lease.

                                   AGREEMENT:

         In consideration of the sum of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and in the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend and modify the Lease as follows:

         1. Reduction of the Original Premises. The Original Premises are hereby reduced in size effective as of the end of the day on December 31, 1997 by the deletion of Suite 1000, containing approximately 14,827 square feet of Rentable Area, located on the tenth floor of the Building as shown on Exhibit "A" attached hereto (the "Deleted Space"). After December 31, 1997, wherever it occurs in the Lease, the term "Premises" shall refer to the Original Premises, as reduced in size by the subtraction of the Deleted Space, which Premises shall contain approximately 49,748 square feet of Rentable Area.

         2. Base Rental. After December 31, 1997, the Base Rental due and payable for the Premises shall be computed based on the approximately 49,748 square feet of Rentable Area contained in the Premises.

         3. Tenant's Share. After December 31, 1997, "Tenant's Share", as defined in Section 1(i) of the Lease, shall be 21.34%, which is the percentage obtained by dividing (i) the 49,748 rentable square feet in the reduced Premises, by (ii) 100% of the Rentable Area in the Building.




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         4.      Parking.  As of the end of the day on December 31, 1997, the
number of unreserved parking spaces in the Building's Parking Garage which Tenant has the nonexclusive right to use pursuant to Exhibit "E" to the Lease shall be reduced to one hundred sixty-nine (169).

         5. Graphics. Landlord shall have the right to remove Tenant's signage in or on the Building (except for building standard signage on doors in the Premises and a building standard entry in the Building directory in the lobby) on ten (10) business days notice to Tenant, at Landlord's sole cost, at any time after the earlier to occur of (i) the expiration or earlier termination of the Lease or (ii) August 31, 2000; provided, however, that Landlord shall have such right as of November 30, 1999, if Tenant has not by this date delivered written notice to Landlord of its election to extend the Lease through the Second Lease Term (as defined in Exhibit H to the Lease).

         6. Time of the Essence. Time is of the essence with respect to Tenant's execution and delivery of this First Amendment to Landlord. If Tenant fails to execute and deliver a signed copy of this First Amendment to Landlord by 5:00 p.m. (Dallas, Texas time), on February 7, 1998, it shall be deemed null and void and shall have no force or effect, unless otherwise agreed in writing by Landlord. Landlord's acceptance, execution and return of this document shall constitute Landlord's agreement to waive Tenant's failure to meet the foregoing deadline.

         7. Binding Effect. Except as modified by this First Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this First Amendment, shall be binding upon the parties hereto, their successors and assigns. This First Amendment shall become effective only after the full execution and delivery hereof by Landlord and Tenant.



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         EXECUTED to be effective as of the date first written above.


                                      LANDLORD:

                                      CRESCENT REAL ESTATE EQUITIES
                                      LIMITED PARTNERSHIP, a Delaware
                                      limited partnership

                                      By: Crescent Real Estate Equities, Ltd,
                                          a Delaware corporation,
                                          its General Partner


                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------



                                      TENANT:

                                      UNITED STATES DATA CORPORATION,
                                      a Delaware corporation


                                      By:
                                         -------------------------------
                                      Name:
                                           -----------------------------
                                      Title:
                                            ----------------------------





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